UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2023

MidCap Financial Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-00646	52-2439556
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3450

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MFIC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On March 8, 2023, the Board of Directors (the “Board”) of MidCap Financial Investment Corporation (the “Company”) appointed Emanuel Pearlman to the Board, effective as of March 8, 2023, to serve as a Class III Director of the Company. Effective upon the appointment of Mr. Pearlman as a Director of the Company, the size of the Board was increased from eight to nine members. The Board appointed Mr. Pearlman to the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of the Company.

Mr. Pearlman is the Founder, Chairman and Chief Executive Officer of Liberation Investment Group, an investment management and consulting firm that provides financial consulting, devises capital structures, negotiates IPOs, leads acquisitions and mergers, implements restructurings, and creates other complex financial plans for a variety of companies. In February 2023, Mr. Pearlman became a member of the Board of Diebold Nixdorf, Inc., a multinational financial and retail technology company that specializes in the sale, manufacture, installation and service of self-service transaction systems (such as ATMs and currency processing systems), point-of-sale terminals, physical security products, and software and related services for global financial, retail and commercial markets. He also serves as a member of the Finance and the People & Compensation Committees. Since January 2012, Mr. Pearlman has been a director of Network-1 Technologies, Inc., a company specializing in the development, licensing, and protection of its intellectual property assets, where he serves as chairman of the audit committee and a member of the nominating and governance committee. Mr. Pearlman is currently a director of LSC Communications, LLC, the largest producer of books in the United States and a leading manufacturer and distributor of magazines, catalogs and office products, serving as a member of the audit and compensation committees since 2021.

From March 2022 to April 2022, Mr. Pearlman served as a director of Redbox Entertainment, Inc., an entertainment company, and chair of its strategic review committee. In October 2020 and February 2021, Mr. Pearlman became a director of Atlas Crest Investment Corp. and Atlas Crest Investment Corp. II, special purpose acquisition companies. He served as chairman of the audit committee and a member of the compensation committee and nomination & governance committee on both boards until his ACIC board service ended in September 2021 and his ACII board service ended in June 2022. Prior to that, Mr. Pearlman served as director of Empire Resorts, Inc. (2010 - 2019); CEVA Logistics, AG (2018-2019); CEVA Holdings, LLC (2013-2018); ClubCorp Holdings, Inc. (2017); Fontainebleau Miami JV, LLC (2009-2014); Jameson Inns, Inc. (2012); Dune Energy, Inc. (2012-2013); Multimedia Games, Inc. (2006-2010); and Network-1 Security Solutions, Inc. (2000-2002). Mr. Pearlman holds an M.B.A. from Harvard Business School and an A.B. from Duke University. Mr. Pearlman is 62 years old.

The Company is aware of no arrangement or understanding between Mr. Pearlman and any other person pursuant to which he was appointed as a Director. Mr. Pearlman has no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDCAP FINANCIAL INVESTMENT CORPORATION

By:	/s/ Kristin Hester
Name:	Kristin Hester
Title:	Chief Legal Officer and Secretary

Date: March 8, 2023